Exhibit 10.1

SOUTH AMERICAN GOLD CORP.
2010 INCENTIVE COMPENSATION PLAN

I.              INTRODUCTION.

1.01       Purpose.  The South American Gold Corp. 2010 Incentive Compensation Plan (the "Plan") is intended to provide incentives that will attract and retain the best available (a) directors of South American Gold Corp. (the “Company”), (b) employees of the Company or any Subsidiary that now exists or hereafter is organized or acquired by the Company, and (c) appropriate third parties who can provide valuable services to the Company, provide additional incentive to such persons and promote the success and growth of the Company.  These purposes may be achieved through the grant of Options to purchase Common Stock of the Company, the grant of Stock Appreciation Rights, the grant of Restricted Stock Awards, the grant of Performance Stock Awards and the grant of Phantom Stock Awards, as described below.

1.02        Effective Date.  The effective date of the Plan shall be November 9, 2010.

II.            DEFINITIONS.

2.01         “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Stock Award or Phantom Stock Award, as appropriate.

2.02          “Award Agreement” means the agreement between the Company and the Grantee specifying the terms and conditions as described thereunder.

2.03          “Board” means the Board of Directors of South American Gold Corp.

2.04         “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:  (a) a statutory share exchange, merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;  (b) any stockholder approved transfer or other disposition of all or substantially all of the Company’s assets (whether held directly or indirectly through one or more controlled subsidiaries) except to or with a wholly-owned subsidiary of the Company); or (c) the acquisition, directly or indirectly by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to transactions with the Company’s stockholders.

2.05            “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.06           “Committee” means the committee described in Article IV or the person or persons to whom the committee has delegated its power and responsibilities under Article IV.

2.07            “Common Stock” or “Stock” means the common stock, $0.001 par value, of the Company.

2.08            “Company” means South American Gold Corp., a Nevada corporation.

2.09            “Fair Market Value” means, as of any date of determination, (a) the closing sale price of a share of Stock on the recognized market or quotation system on which the trading prices of Stock are traded or quoted at the relevant time as reported on the composite list used by The Wall Street Journal for reporting stock prices, or (b) if no such sale shall have been made on that day, on the last preceding day on which there was such a sale. If such Stock is not then listed or quoted as referenced above, Fair Market Value shall be an amount determined in good faith by the Committee.

2.10             “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.

2.11             “Grantee” means an individual who has been granted an Award.

2.12             “Incentive Stock Option” or “ISO” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.  No Option may be treated as an Incentive Stock Option unless the Plan is approved by the Company's shareholders.

2.13             “Non-Qualified Stock Option” or “NSO” means an option other than an Incentive Stock Option.

2.14             “Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

2.15             “Performance Goal” means a performance goal established by the Committee prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction:  return on assets employed ("ROAE"), earnings per share, total shareholder return, net income (pre-tax or after-tax and with adjustments as stipulated), return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (“EBITDA”), loss ratio, expense ratio, stock price, economic value added, operating cash flow and such other subjective or objective performance goals, including individual goals, that it deems appropriate.

2.16             “Performance Stock Award” means an Award under Article VIII of the Plan, that is conditioned upon the satisfaction pre-established performance goals.

2.17             “Phantom Stock Award” means the right to receive in cash the Fair Market Value of a share of Common Stock under Article IX of the Plan.

2.18             “Plan” means the South American Gold Corp. 2010 Incentive Compensation Plan as set forth herein, as it may be amended from time to time.

2.19              “Restricted Stock Award” means a restricted stock award under Article VII of the Plan.

2.20               “Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date).

2.21               “Subsidiary” means any corporation in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.

III.           SHARES SUBJECT TO AWARD.

3.01                Share Limit.  Subject to adjustment as provided in Section 3.02 below, the number of shares of Common Stock of the Company that may be issued under the Plan shall not exceed five million (5,000,000) shares (the "Share Limit"), all of which may be issued in the form of Incentive Stock Options; provided that no individual may be granted Awards covering, in the aggregate, more than one million (1,000,000) shares of Common Stock in any calendar year.  If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan.  Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing Share Limit.

3.02                Changes in Common Stock.  If any stock dividend is declared upon the Common Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Common Stock, resulting in a split or combination or exchange of shares, the Committee shall make or provide for such adjustment in the number of and class of shares that may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Awards as it may, in its discretion, deem to be equitable.

IV.           ADMINISTRATION.

4.01          Administration by the Committee.  For purposes of the power to grant Awards to Company directors, the Committee shall consist of the entire Board.  For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall be the Compensation Committee of the Board.  The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule, and Section 162(m) of the Code.  A majority of the members of the Committee shall constitute a quorum.  The approval of such a quorum, expressed by a vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

4.02          Committee Powers.  The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan.  The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive.  The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.  Subject to the provisions of the Plan, the Committee shall have full and final authority to:

(a)	designate the persons to whom Awards shall be granted;

(b)	grant Awards in such form and amount as the Committee shall determine;

(c)	impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

(d)	waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate; and

(e)	modify, extend or renew any Award previously granted.

4.03          Delegation by Committee. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Company selected by it.  Any such delegation may be revoked by the Board or by the Committee at any time.

V.            STOCK OPTIONS.

5.01          Granting of Stock Options.  Options may be granted to non-employee directors of the Company, officers and key employees of the Company and any of its Subsidiaries, and to appropriate third parties who can provide valuable services to the Company.  In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan.  A Grantee may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.  Option grants under the Plan shall be evidenced by an Award Agreement in such form and containing such provisions as are consistent with the Plan as the Committee shall from time to time approve.

5.02           Type of Option.  At the time each Option is granted, the Committee shall designate the Option as an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that the Plan be approved by the Company's shareholders.  If required by applicable tax rules regarding a particular grant, to the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Non-Qualified Stock Options pursuant to Code Section 422(d).

5.03           Option Terms.  Each option grant Award Agreement shall specify the number of Options being granted; one option shall be deemed granted for each share of stock.  In addition, each option grant Award Agreement shall specify the exercisability and/or vesting schedule of such options, if any.  No Incentive Stock Option shall be exercisable in whole or in part more than ten years from the date it is granted.

5.04           Purchase Price.  The purchase price for a share subject to Option shall not be less than 100% of the Fair Market Value of the share on the date the Option is granted, provided, however, the purchase price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such share on the date the Option is granted if the Grantee then owns (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

5.05           Method of Exercise.  An Option that has become exercisable may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares.  The purchase price may be paid (a) in cash, (b) by check, (c) with the approval of the Committee, or if the applicable Agreement so provides, by delivering shares of Common Stock (“Delivered Stock”), (d) by surrendering to the Corporation shares of Common Stock otherwise receivable upon exercise of the Stock Option (a “Net Exercise”), or (e) any combination of the foregoing.  For purposes of the foregoing, Delivered Stock shall be valued at its Fair Market Value determined as of the business day immediately preceding the date of exercise of the Stock Option and shares of Common Stock used in a Net Exercise shall be valued at their Fair Market Value determined as of the date of exercise of the Stock Option. No Participant shall be under any obligation to exercise any Stock Option hereunder.

VI.           STOCK APPRECIATION RIGHTS.

6.01           Granting of SARs.  The Committee may, in its discretion, grant SARs to non-employee directors of the Company, to officers and key employees of the Company and any of its Subsidiaries, and to well as appropriate third parties who can provide valuable services to the Company.

6.02           SAR Terms.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of SARs granted, the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date), the term of the SAR, and such other provisions as the Committee shall determine.

6.03           Method of Exercise.  An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised.

6.04           Payment upon Exercise.  Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price from the Fair Market Value of a share of Common Stock on the date of exercise, by (b) the number of SARs exercised.  At the discretion of the Committee, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value (valued at the Fair Market Value of the Common Stock on the date of exercise), or in some combination thereof.  The number of available shares under Section 3.01 shall not be affected by any cash payments.

VII.          RESTRICTED STOCK AWARDS.

7.01           Administration.  Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the eligible persons to whom and the time or times at which grants of Restricted Stock will be made, the number of shares of restricted Common Stock to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

7.02           Registration.  Any Restricted Stock Award granted hereunder may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Committee deems appropriate.

7.03            Terms and Conditions.  Restricted Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of Restricted Stock.

(d)	If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

7.04         Rights as Shareholder.  A Grantee receiving a Restricted Stock Award shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends.  Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in stock shall be paid in the form of additional Restricted Stock.

VIII.        PERFORMANCE STOCK AWARDS.

8.01          Administration.  Performance Stock Awards entitle a Grantee to receive shares of Common Stock if predetermined conditions are satisfied.  The Committee shall determine the eligible employees and appropriate third parties to whom and the time or times at which Performance Stock Awards will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of a Performance Stock Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of a Performance Stock Award upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Performance Stock Awards need not be the same with respect to each recipient.

8.02           Terms and Conditions.  Performance Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Performance Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Performance Stock Award.

(d)	If and when the applicable restrictions lapse, if any, unlegended certificates for such shares shall be delivered to the Grantee.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award, if any.

IX.          PHANTOM STOCK AWARDS.

9.01          Administration.  Phantom Stock Awards entitle a Grantee to receive cash payments based upon the Fair Market Value of shares of Common Stock if predetermined conditions are satisfied.  The Committee shall determine the eligible employees and appropriate third parties to whom and the time or times at which Phantom Stock Awards will be made, the number of shares to be covered by the Award, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of a Phantom Stock Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of a Phantom Stock Award upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Phantom Stock Awards need not be the same with respect to each recipient.

9.02          Terms and Conditions.  Phantom Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Phantom Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Phantom Stock Award.

(d)
If and when the applicable restrictions lapse, the Company shall pay to Grantee an amount equal to the Fair Market Value of a share of Common Stock multiplied by the number of shares covered by the Award for which the restrictions have then lapsed.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

X.            EFFECT OF CORPORATE TRANSACTIONS.

10.01         Merger, Consolidation or Reorganization.  In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the Common Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (a) or (b) below:

(a)
Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof; or

(b)
The Committee may cancel such Award.  In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (ii) the exercise price of such option or the grant price of the SAR, multiplied by the number of shares subject to such Award.  In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event. No payment shall be made to a Grantee for any Option or SAR if the purchase or grant price for such Option or SAR exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event.

10.02           Change in Control.  Notwithstanding any provision in the Plan to the contrary, unless the particular Award Agreement provides otherwise, the unvested Awards held by each Grantee shall automatically become vested upon the occurrence, before the expiration or termination of such Award, of a Change in Control.  Further, the Committee shall have the right to cancel such Awards and pay the Grantee an amount determined under Section 10.01(b) above.

XI.          MISCELLANEOUS.

11.01             Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or the payment of Performance Stock, Grantees may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

11.02            No Employment or Retention Agreement Intended.  Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Company or its Subsidiaries; it does not give any Grantee the right to continued service in any capacity with the Company or its Subsidiaries or limit in any way the right of the Company or its Subsidiaries to discharge any Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Company’s right to establish, modify, amend or terminate any profit sharing or retirement plans.

11.03            Non-transferability of Awards.  Any Award granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative.  Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.

11.04            Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Grantee to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

11.05            Rights as Shareholder.  A Grantee receiving a Performance Stock Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions, if any.

11.06            Dissolution or Liquidation.  Upon the dissolution or liquidation of the Company, any outstanding Awards theretofore granted under this Plan shall be deemed canceled.

11.07            Controlling Law.  The law of the State of Nevada, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

11.08            Termination and Amendment of the Plan.  The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall impair without the Grantee’s consent any Award theretofore granted under the Plan.